                                  EXHIBIT 99.1

                               CERTIFICATE OF THE
                             CHIEF EXECUTIVE OFFICER
                                   OF ELKCORP

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.
1350):

         I, Thomas D. Karol, Chief Executive Officer of ElkCorp, certify to my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350) that:

         (1) The Annual Report on Form 10-K for the period ended June 30, 2002, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and result of operations of ElkCorp.

Date:  September 26, 2002
                                            By /s/ Thomas D. Karol
                                               ---------------------------------
                                                   Thomas D. Karol
                                                   Chief Executive Officer